Exhibit 99.1
Contact Information:

Brent Stumme	Derek Brown
LoopNet, Inc.	LoopNet, Inc
Chief Financial Officer	VP, Investor Relations & Corporate Planning
415-284-4310	415-284-4310
LOOPNET, INC. ANNOUNCES SECOND QUARTER 2010 FINANCIAL RESULTS
SAN FRANCISCO, CALIF. — July 28, 2010 — LoopNet, Inc. (NASDAQ: LOOP), today announced financial results for the second quarter of 2010.
Revenue for the second quarter of 2010 was $19.4 million, compared to $18.8 million in the first quarter of 2010 and $19.2 million in the second quarter of 2009. Net income applicable to common stockholders for the second quarter of 2010 was $3.2 million or $0.07 per diluted share, compared to $1.8 million or $0.04 per diluted share in the second quarter of 2009. Net income applicable to common stockholders for the second quarter of 2010 included an insurance recovery related to past litigation costs of $0.02 per diluted share and the second quarter of 2009 included litigation costs of $0.03 per diluted share. Non-GAAP net income (net income excluding stock-based compensation, amortization of acquired intangible assets and litigation related costs and recoveries) for the second quarter of 2010 was $4.2 million or $0.10 per diluted share, compared to $4.6 million or $0.11 per diluted share in the second quarter of 2009.
LoopNet’s Adjusted EBITDA (earnings before interest income (expense), income taxes, depreciation, amortization, stock-based compensation and litigation related costs and recoveries) for the second quarter of 2010 was $7.2 million compared to $8.2 million in the second quarter of 2009. The Company has reported Adjusted EBITDA because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.
“We delivered strong results in Q2 and are very happy with the progress we continued to make developing products and initiatives that should deliver meaningful value over time,” said LoopNet Chairman and CEO, Rich Boyle. “We are increasingly confident that Q1:2010 was an “inflection point” for our business, and are excited to be in growth mode, once again!”

The number of LoopNet registered members, which includes both basic and premium members, grew to 4,287,730 during the second quarter of 2010, a 19% increase over the number at the end of the second quarter of 2009. The number of LoopNet premium members as of the end of the second quarter of 2010 was 69,368, a 0.8% increase from the end of the first quarter of 2010 and a 2.8% decline from the end of the second quarter of 2009. The average monthly price of premium membership during the second quarter was $66.65, a 1.2% increase compared to the second quarter of 2009. There were 766,356 total commercial real estate listings active on the LoopNet marketplace as of the end of the second quarter of 2010, a 7% increase over the second quarter of 2009. In addition, there were 51.5 million profile views of listings on the LoopNet marketplace during the second quarter of 2010, a 47% increase over the second quarter of 2009. Average monthly unique visitors as reported by comScore Media Metrix during the second quarter of 2010 to LoopNet owned websites, including LoopNet.com, CityFeet.com, LandandFarm.com, BizQuest.com and BizBuySell.com was approximately 2.1 million. Average monthly unique visitors as reported by comScore Media Metrix during the second quarter of 2010 to LoopNet.com alone was approximately 1.5 million.
Stock Repurchase Program
LoopNet repurchased 1,989,206 shares of its common stock during the quarter ended June 30, 2010 for $23.2 million. The Company also repurchased an additional 408,969 shares of its common stock for $4.9 million, from July 1, 2010 through July 28, 2010. Since February 2010, the Company has now repurchased 2,700,000 shares of its common stock, or 6.8% of total shares outstanding, for $31.1 million. As a result, $43.9 million remains on our previously announced authorization for repurchase of up to $75 million of common stock.
Balance Sheet and Liquidity
As of June 30, 2010, LoopNet had $100.5 million of cash, cash equivalents and short-term investments and no debt.
Business Outlook
Based on current visibility, the Company expects revenue for the quarter ending September 30, 2010 to be in the range of $19.2 to $19.4 million, Adjusted EBITDA to be in the range of $6.6 to $6.8 million and net income applicable to common stockholders to be in the range of $0.04 to $0.05 per diluted share, assuming stock-based compensation of approximately $0.03 per diluted share (net of tax benefit) and an effective tax rate of approximately 38%.

Conference Call Information
LoopNet, Inc. will discuss these financial results in a conference call at 1:30 p.m. PDT, 4:30 p.m. EDT, today. To participate in the conference call, please dial 888-481-7939 if you are calling from within the United States or 617-847-8707 if you are calling from outside the United States, and enter pass code number 79617284. Investors may also listen to a live web cast of the conference call on the investor relations section of our website at investor.LoopNet.com/events.cfm. For investors unable to participate in the live conference call, an audio replay will be available until Friday, July 30, 2010 at 8:59 p.m. PDT. To access the audio replay, dial 888-286-8010 within the United States or 617-801-6888 internationally and enter pass code number 65285011. A web cast replay of the call will be available on the investor relations section of our website at http://investor.LoopNet.com/events.cfm approximately two hours after the conclusion of the call and will remain available for 30 calendar days.
Non-GAAP Financial Measures
This press release includes discussions of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, amortization, stock-based compensation and litigation related costs and recoveries. The term “non-GAAP net income” refers to a financial measure that we define as net income before stock-based compensation, amortization of acquired intangible assets and litigation related costs and recoveries. Non-GAAP net income is also provided on a per share basis, using shares outstanding at the relevant period of measurement. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share are not substitutes for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. We believe non-GAAP net income and non-GAAP net income per share to be relevant and useful information to our investors as they provide meaningful insight into the Company’s performance while excluding infrequent and non-recurring items that may not be considered directly related to our on-going business operations. We believe that non-GAAP net income and non-GAAP net income per share are also used by companies and investors to evaluate performance in the online marketplace and platform industry. We also believe that Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share allow for a more accurate comparison of our operating results over historical periods. A limitation of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of net income, which includes the items that are excluded from Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. Management believes that these non-GAAP measures should be considered as a complement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables.
About LoopNet, Inc.
LoopNet, Inc. is the leading online marketplace for commercial real estate and businesses for sale in the United States. The LoopNet.com online marketplace enables commercial real estate agents, working on behalf of property owners and landlords, to list properties for sale or for lease by submitting detailed property listing information in order to find a buyer or tenant. Commercial real estate brokers, agents, buyers and tenants use the LoopNet online marketplace to search for available property listings that meet their commercial real estate criteria. By connecting the sources of commercial real estate supply and demand in an efficient manner, LoopNet enables commercial real estate participants to initiate and complete transactions more cost-effectively. LoopNet also now offers one of the largest commercial property databases with more than 7.5 million commercial property records.
LoopNet customers include virtually all of the top commercial real estate firms in the U.S., including CB Richard Ellis, Cassidy Turley, Century 21 Commercial, Coldwell Banker Commercial, Colliers International, Cushman & Wakefield, Grubb & Ellis, Jones Lang LaSalle, Lincoln Property Company, Marcus & Millichap, NAI Global, ProLogis, RE/MAX, and Sperry Van Ness.

Forward Looking Statements
This release contains forward-looking statements regarding LoopNet’s expectations regarding its future financial results as well as trends in the commercial real estate industry. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to economic events or trends in the commercial real estate market or in general, the effects of recent economic and consumer confidence trends on global and domestic financial markets, including credit available to real estate purchasers, our ability to continue to attract and retain new registered members, convert registered members into premium members and retain such premium members, seasonality, our ability to manage our growth, our ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner, our ability to obtain the expected strategic and financial benefits from acquisitions, our ability to introduce new or upgraded products or services and customer acceptance of such services, our ability to obtain or retain listings from commercial real estate brokers, agents and property owners and competition from current or future companies. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement are contained in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and other SEC filings made by us. Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.loopnet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release which are based on information available to us as of the date of this release.

LOOPNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	June 30,
	2009	2010
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$125,571	$97,011
Short-term investments	3,440	3,478
Accounts receivable, net of allowance of $213 and $190, respectively	1,308	1,730
Prepaid expenses and other current assets	1,638	3,926

Total current assets	131,957	106,145

Property and equipment, net	2,216	2,341
Goodwill	23,368	31,132
Intangibles, net	4,487	6,582
Deferred income taxes, net, non-current	8,059	8,842
Deposits and other noncurrent assets	4,162	6,705

Total assets	$174,249	$161,747

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$546	$504
Accrued liabilities and other current liabilities	2,181	4,618
Accrued compensation and benefits	2,995	2,822
Deferred revenue	9,025	8,998

Total current liabilities	14,747	16,942

Other long-term liabilities	—	855
Commitments and contingencies
Series A convertible preferred stock	48,207	48,376
Stockholders’ equity:
Common stock, $.001 par value, 125,000,000 shares authorized; 39,493,526 and 39,711,639 shares issued, respectively; and 34,567,565 and 32,494,647 shares outstanding, respectively	39	40
Additional paid in capital	122,388	127,267
Other comprehensive loss	(418)	(400)
Treasury stock, at cost, 4,925,961 and 7,216,992 shares, respectively	(54,556)	(80,711)
Retained earnings	43,842	49,378

Total stockholders’ equity	111,295	95,574

Total liabilities and stockholders’ equity	$174,249	$161,747

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2009	2010	2009	2010

Revenues	$19,248	$19,364	$39,350	$38,186
Cost of revenue (1)	2,777	3,001	5,669	5,848

Gross margin	16,471	16,363	33,681	32,338

Operating expenses:
Sales and marketing (1)	4,237	4,191	8,744	8,481
Technology and product development (1)	2,654	2,948	5,214	5,896
General and administrative (1)	6,135	3,244	11,270	7,615
Amortization of acquired intangible assets	299	481	601	926

Total operating expenses	13,325	10,864	25,829	22,918

Income from operations	3,146	5,499	7,852	9,420

Interest and other (expense) income, net	95	(264)	107	(368)

Income before tax	3,241	5,235	7,959	9,052

Income tax expense	1,386	1,929	3,316	3,346

Net income	1,855	3,306	4,643	5,706
Convertible preferred stock accretion of discount	(71)	(85)	(71)	(170)

Net income applicable to common stockholders	$1,784	$3,221	$4,572	$5,536

Net income per share applicable to common stockholders
Basic	$0.04	$0.08	$0.11	$0.13

Diluted	$0.04	$0.07	$0.11	$0.13

Weighted average shares
Basic	41,842	41,340	41,777	41,652

Diluted	42,949	43,159	42,747	43,192

(1)	Stock-based compensation is allocated as follows:

Cost of revenue	$189	$154	$357	$282
Sales and marketing	637	444	1,236	929
Technology and product development	560	684	1,046	1,367
General and administrative	711	810	1,301	1,637

Total	$2,097	$2,092	$3,940	$4,215

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Six months ended June 30,
	2009	2010
Cash flows from operating activities:
Net income	$4,643	$5,706
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,241	1,649
Stock-based compensation	3,940	4,215
Tax benefits from exercise of stock options	(127)	(377)
Deferred income tax	(385)	(783)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(148)	(422)
Prepaid expenses and other current assets	(1,414)	(1,644)
Accounts payable	(51)	(42)
Accrued expenses and other current liabilities	1,830	110
Accrued compensation and benefits	(422)	(172)
Deferred revenue	(502)	(27)

Net cash provided by operating activities	8,605	8,213

Cash flows from investing activities:
Purchase of property and equipment	(793)	(848)
Purchase of investments	(500)	(2,985)
Acquisitions, net of acquired cash	(188)	(9,930)

Net cash used in investing activities	(1,481)	(13,763)

Cash flows from financing activities:
Net proceeds from exercise of stock options	121	456
Net proceeds from sale of convertible preferred stock	47,966	—
Tax withholdings related to net share settlements of restrcted stock units	(19)	(168)
Repurchase of common stock	—	(23,675)
Tax benefits from exercise of stock options	127	377

Net cash (used in) provided by financing activities	48,195	(23,010)

Net (decrease) increase in cash and cash equivalents	55,319	(28,560)

Cash and cash equivalents at beginning of period	61,325	125,571

Cash and cash equivalents at end of period	$116,644	$97,011

LOOPNET, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2010	2009	2010

GAAP net income	$1,855	$3,306	$4,643	$5,706

Add back (deduct):
Income tax expense	1,386	1,929	3,316	3,346
Depreciation and amortization	624	832	1,241	1,649
Interest and other expense (income), net	(95)	264	(107)	368
Stock-based compensation	2,097	2,092	3,940	4,215
Litigation related (recoveries) costs	2,341	(1,186)	3,524	(1,186)

Adjusted EBITDA	$8,208	$7,237	$16,557	$14,098

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2010	2009	2010

GAAP net income	$1,855	$3,306	$4,643	$5,706

Add back (deduct):
Stock-based compensation	2,097	2,092	3,940	4,215
Litigation related (recoveries) costs	2,341	(1,186)	3,524	(1,186)
Amortization of acquired intangible assets	299	481	601	926
Income taxes associated with non-GAAP adjustments	(2,026)	(511)	(3,360)	(1,462)

Non-GAAP net income	$4,566	$4,182	$9,348	$8,199

Diluted non-GAAP net income per share	$0.11	$0.10	$0.22	$0.19

Shares used in non-GAAP diluted net income per share calculation	42,949	43,159	42,747	43,192